Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (the "Unaudited Pro Forma Condensed Combined Financial Statements") is presented for illustrative purposes only to give effect to the acquisition by Criteo S.A. (the "Company" or "Criteo") of the entire issued share capital of HookLogic, Inc. ("HookLogic") (hereinafter referred to as the "Acquisition"). The Unaudited Pro Forma Condensed Combined Financial Statements includes the historical results presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") of the Company and HookLogic. For additional information on the historical results of the Company or HookLogic, refer to the audited historical consolidated financial information and the unaudited interim condensed consolidated financial information as noted below.
The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheets of the Company and HookLogic giving effect to the Acquisition as if the Acquisition had occurred on September 30, 2016. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 combines the historical consolidated statements of operations of the Company and HookLogic giving effect to the Acquisition as if the Acquisition had occurred on January 1, 2015, the first day of the earliest period presented. Except for share and per share amounts, the historical consolidated financial statements of HookLogic are presented in thousands of U.S. dollars and have been adjusted to reflect certain reclassifications in order to conform with the Company's financial statement presentation.
The Unaudited Pro Forma Condensed Combined Financial Statements are based on the historical financial statements of the Company, the historical financial statements of HookLogic and various adjustments and related assumptions, which are described in the notes to the statements below.
The Unaudited Pro Forma Condensed Combined Financial Statements have been derived from and should be read in conjunction with: (1) the unaudited interim consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2016 and the interim consolidated financial statements of HookLogic for the period ended September 30, 2016 attached as Exhibit 99.2 to the Current Report on Form 8-K of which this Exhibit 99.3 forms a part, and (2) the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the audited consolidated financial statements of HookLogic for the fiscal year ended December 31, 2015 attached as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.3 forms a part.
The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Criteo would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial positions. As an illustration, HookLogic’s business is highly seasonal, with the fourth quarter of the year historically representing a significant part of its business (for example, approximately 60% of HookLogic's total revenue for 2015 occurred in the fourth quarter). As a result, the Unaudited Pro Forma Condensed Combined Income Statement for the nine month period ended September 30, 2016 may not be indicative of the results for the year ended December 31, 2016.
The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Acquisition.
The Unaudited Pro Forma Condensed Combined Financial Statements are based on preliminary estimates and assumptions, which the Company believes to be reasonable. In the Unaudited Pro Forma Condensed Combined Balance Sheet, the total purchase price of $250.1 million has been allocated to acquired identified assets and assumed liabilities based upon preliminary estimates. The difference between the purchase price and the net book value of the net assets acquired is recorded as goodwill. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed with the services of outside valuation specialists. Accordingly, the purchase price allocation pro forma adjustments described in Note 2(a) are preliminary and have been made solely for illustrative purposes and are subject to revision based on a final determination of fair value after the effective date of the Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2016

(U.S. dollars in thousands)	Criteo	HookLogic[1]	Pro Forma Adjustments	Note	Condensed Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	$407,158	$20,746	$(182,789)	(a)(d)(g)	$245,115
Trade receivables, net of allowances	268,097	21,762	—		289,859
Income taxes	4,422	—	—		4,422
Other current assets	65,611	2,367	—		67,978
Total current assets	745,288	44,875	(182,789)		607,374
Property, plant and equipment, net	98,353	496	—		98,849
Intangible assets, net	18,595	4,831	—		23,426
Goodwill	45,690	—	235,028	(a)	280,718
Non-current financial assets	17,453	337	—		17,790
Deferred tax assets	28,586	—	—		28,586
Total non-current assets	208,677	5,664	235,028		449,369
Total assets	$953,965	$50,539	$52,239		$1,056,743
Liabilities and shareholders' equity
Current liabilities:
Trade payables	$253,938	$25,027	$—		$278,965
Contingencies	286	—	—		286
Income taxes	7,133	6	—		7,139
Financial liabilities - current portion	6,403	3,779	(3,533)	(g)	6,649
Employee-related payables	42,317	861	—		43,178
Other current liabilities	54,227	1,639	8,655	(e)	64,521
Total current liabilities	364,304	31,312	5,122		400,738
Deferred tax liabilities	752	—	—		752
Retirement benefit obligation	2,262	—	—		2,262
Financial liabilities - non current portion	2,933	4,122	70,877	(d)(g)	77,932
Total non-current liabilities	5,947	4,122	70,877		80,946
Total liabilities	370,251	35,434	75,999		481,684
Convertible preferred stock					—
Series A, B, C preferred stock	—	40,073	(40,073)	(c)	—
Stockholders' deficit
Common shares	2,087	10	(10)	(c)	2,087
Additional paid-in capital	470,871	1,406	(1,406)	(c)	470,871
Accumulated other comprehensive income (loss)	(57,902)	(27)	27	(c)	(57,902)
Retained earnings	158,945	(26,357)	17,702	(c)(e)	150,290
Equity - attributable to shareholders of Criteo S.A.	574,001	15,105	(23,760)	(a)(e)	565,346
Non-controlling interests	9,713	—	—		9,713
Total equity	583,714	15,105	(23,760)		575,059
Total equity and liabilities	$953,965	$50,539	$52,239		$1,056,743
1 There are certain differences in the way in which Criteo and HookLogic present items on their respective balance sheets. As a result, certain items in HookLogic’s balance sheet have been reclassified in the Unaudited Pro Forma Condensed Combined Balance Sheet to conform with Criteo’s presentation. Refer to note (b) for details.

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2016

(U.S. dollars in thousands)	Criteo	HookLogic [1]	Pro Forma Adjustments	Note	Condensed Combined Pro Forma

Revenue	$1,232,321	$58,343	$(241)	(h)	$1,290,423
					—
Cost of revenue					—
Traffic acquisition costs	(727,034)	(39,604)	—		(766,638)
Other cost of revenue	(60,950)	(2,441)	—		(63,391)
					—
Gross profit	444,337	16,298	(241)		460,394

Operating expenses:
Research and development expenses	(88,097)	(8,008)	(1,879)	(i)	(97,984)
Sales and operations expenses	(201,862)	(11,526)	(7,418)	(h),(i)	(220,806)
General and administrative expenses	(85,839)	(4,019)	1,688	(e),(i)	(88,170)
Total operating expenses	(375,798)	(23,553)	(7,609)		(406,960)
Income from operations	68,539	(7,255)	(7,850)		53,434
Financial income (expense)	(1,982)	(833)	(746)	(f)	(3,561)
Income before taxes	66,557	(8,088)	(8,596)		49,873
Provision for income taxes	(19,968)	—	(171)	(k)	(20,139)
Net Income	$46,589	$(8,088)	$(8,767)		$29,734

Net income available to shareholders of Criteo S.A	$42,869	$—	$(8,767)		$34,102
Net income available to non-controlling interests	$3,720	$—	$—		$3,720

Weighted average shares outstanding used in computing per share amounts:
Basic	63,163,922	—	—	(l)	63,163,922
Diluted	65,429,757	—	363,349	(l)	65,793,106

Net income allocated to shareholders per share:
Basic	0.68	—	—		0.54
Diluted	0.66	—	—		0.52
1 There are certain differences in the way in which Criteo and HookLogic present items on their respective statements of income. As a result, certain items in HookLogic’s statement of income have been reclassified in the Unaudited Pro Forma Condensed Combined Statements of Income to conform with Criteo’s presentation. Refer to note (b) for details.

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015

(U.S. dollars in thousands)	Criteo	HookLogic [1]	Pro Forma Adjustments	Note	Condensed Combined Pro Forma

Revenue	$1,323,169	$64,012	$(664)	(h)	$1,386,517

Cost of revenue
Traffic acquisition cost	(789,152)	(38,976)	—		(828,128)
Other cost of revenue	(62,201)	(2,018)	—		(64,219)

Gross profit	471,816	23,018	(664)		494,170

Operating expenses:
Research and development expenses	(86,807)	(10,831)	(2,505)	(i)	(100,143)
Sales and operations expenses	(229,530)	(10,386)	(9,549)	(h),(i)	(249,465)
General and administrative expenses	(79,145)	(4,383)	(78)	(i)	(83,606)
Total operating expenses	(395,482)	(25,600)	(12,132)		(433,214)
Income from operations	76,334	(2,582)	(12,796)		60,956
Financial income (expense)	(4,541)	(223)	(1,366)	(f)	(6,130)
Income before taxes	71,793	(2,805)	(14,162)		54,826
Provision for income taxes	(9,517)	—	234	(k)	(9,283)
Net Income	$62,276	$(2,805)	$(13,928)		$45,543

Net income available to shareholders of Criteo S.A	$59,553	$—	$(13,928)		$45,625
Net income available to non-controlling interests	$2,723	$—	$—		$2,723

Weighted average shares outstanding used in computing per share amounts:
Basic	61,835,499	—	—	(l)	61,835,499
Diluted	65,096,486	—	143,172	(l)	65,239,658

Net income allocated to shareholders per share:
Basic	0.96	—	—		0.74
Diluted	0.91	—	—		0.70
1 There are certain differences in the way in which Criteo and HookLogic present items on their respective statements of income. As a result, certain items in HookLogic’s statement of income have been reclassified in the Unaudited Pro Forma Condensed Combined Statements of Income to conform with Criteo’s presentation. Refer to note (b) for details of all reclassifications from HookLogic to Criteo's presentation of statement of income.

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On November 9, 2016, Criteo Corp., a wholly-owned subsidiary of Criteo S.A., completed the acquisition of all of the issued and outstanding shares of HookLogic, Inc. The total consideration transferred was $265.8 million (of which $15.7 million related to cash advances and $250.1 million related to the acquisition of shares). The Acquisition was financed by (i) $75.0 million drawn on the Revolving Credit Facility entered into in September 2015 and (ii) $190.8 million of cash on hand.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma financial position and results of operations of the Company based upon the historical financial statements of Criteo and HookLogic, after giving effect to the Acquisition and adjustments described in these notes, and are intended to reflect the impact of the Acquisition on the Company's consolidated financial statements. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the acquisition.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the Acquisition as if it had occurred on September 30, 2016. The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the Acquisition as if it had occurred on January 1, 2015, the beginning of the earliest period presented.

All pro forma adjustments are directly attributable to the Acquisition. With respect to pro forma adjustments related to the Unaudited Pro Forma Condensed Combined Statements of Operations, only adjustments that are expected to have a continuing effect on the combined company’s financial statements are taken into account. Material non-recurring items that are directly attributable to the Acquisition are included in the pro forma adjustments related to the Unaudited Pro Forma Condensed Combined Balance sheet. Only adjustments that are factually supportable and that can be estimated reliably are taken into account.

There are certain differences in the way in which Criteo and HookLogic present items on their respective balance sheets and statements of income. As a result, the historical consolidated financial statements of HookLogic have been adjusted to reflect certain reclassifications in order to conform with the Company's financial statement presentation (see Note 2(b)).

Balances and transactions between the Company and HookLogic have been eliminated in the Unaudited Pro Forma Condensed Combined Statement of Operations (see Note 2(h)).

Note 2. Pro Forma Adjustments

(a) Preliminary purchase price allocation
On November 9, 2016, Criteo acquired HookLogic for a total purchase price of $250.1 million. The Acquisition will be accounted for in accordance with ASC 805 - Business Combinations ("ASC 805") using the acquisition method of accounting under which the purchase consideration is allocated to identifiable assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of the preliminary estimated purchase consideration over the estimated fair value of the identifiable net assets acquired has been allocated to goodwill in these Unaudited Pro Forma Condensed Combined Financial Statements.
The following table shows the preliminary allocation of the purchase price for HookLogic to the acquired pro forma goodwill:

September 30, 2016
(in thousands)
Book value of net assets acquired as of September 30, 2016	$15,105
Preliminary goodwill	235,028
Total purchase price	$250,133

The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of total purchase price and the difference between the total purchase price and the book value of net assets acquired has been fully allocated to goodwill, which is not amortized but subject to testing for impairment. A valuation analysis is currently being performed to determine the fair value of HookLogic's assets acquired and liabilities assumed and to allocate the purchase price to identifiable assets, liabilities and residual goodwill. In accordance with ASC 805, the Company has twelve months from the date of the acquisition to complete this analysis.
Assuming the valuation results in a value of identifiable assets of $100.0 million with an overall weighted average useful life of 6 years, this would have a negative impact on the unaudited pro forma condensed combined net income, the unaudited combined pro forma basic earnings per share and the unaudited combined pro forma diluted earnings per share of $16.7 million, $0.27 and $0.26, respectively, for the year ended December 31, 2015 and of $12.5 million, $0.20 and $0.19, respectively, for the nine-month period ended September 30, 2016.
The final purchase price allocation may vary based on final appraisals, valuations and analysis of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and the sensitivity analysis provided above has been made solely for illustrative purposes.
A pro forma adjustment has been recorded to decrease cash for the total purchase price of $250.1 million and increase goodwill for $235.0 million.
(b) Reclassifications to Criteo financial statement presentation

There are certain differences in the way in which the Company and HookLogic present items on their respective balance sheets and statements of income. As a result, certain items reported in HookLogic's balance sheets and statements of income have been reclassified in the unaudited pro forma condensed combined balance sheets and statements of income to conform with Criteo's presentation. There could be additional reclassifications following a more thorough analysis of HookLogic's accounting policies to conform its financial presentation to Criteo's financial presentation. The following tables show the reclassifications performed from HookLogic's financial statement presentation to Criteo's financial statement presentation.

The following table presents the reclassifications to HookLogic's unaudited balance sheet as of September 30, 2016 to arrive at the presentation for the Unaudited Condensed Combined Pro Forma Balance Sheet:

HookLogic Financial Statement Presentation September 30, 2016		Financial Statement Line Item Reclassifications											Criteo Financial Statement Presentation September 30, 2016
		(b1)	(b2)	(b3)	(b4)	(b5)	(b6)	(b7)	(b8)	(b9)	(b10)	(b11)
(in thousands)
Current assets:													Current assets:
Cash and cash equivalents	$20,551	$195											Cash and cash equivalents	$20,746
Accounts Receivable, net	15,331		6,431										Trade receivables, net of allowances	21,762
Prepaid expenses and other current assets	8,894	(195)	(6,431)	99									Other current assets	2,367
Total current assets	44,776	—	—	99	—	—	—	—	—	—	—	—	Total current assets	44,875
Other non-current assets	337				(337)
Fixed Assets	5,327									(5,327)
										496			Property, plant, and equipment, net	496
										4,831			Intangible assets, net	4,831
					337								Non - current financial assets	337
Total assets	50,440	—	—	99	—	—	—	—	—	—	—	—	Total assets	50,539
Current liabilities:													Current liabilities:
Accounts payable and accruals	26,092					(246)			(861)			42	Trade payables	25,027
											6		Income taxes	6
Current portion of long-term debt	3,533					246							Financial liabilities - current portion	3,779
Deferred revenue	536							(536)
Other deposits	1,079						(1,079)
									861				Employee-related payables	861
Other liabilities	(75)			99			1,079	536					Other current liabilities	1,639
Total current liabilities	31,165	—	—	99	—	—	—	—	—	—	6	42	Total current liabilities	31,312
Deferred Rent	42											(42)
Long term liabilities	4,128										(6)		Financial liabilities - non current portion	4,122
Total liabilities	35,335	—	—	99	—	—	—	—	—	—	—	—	Total liabilities	35,434
Equity													Equity
Series A, B, C preferred stock	40,073												Series A, B, C preferred stock	40,073
Common Stock	10												Common shares	10
Additional paid in capital	1,406												Additional paid-in capital	1,406
Accumulated other comprehensive income (loss)	(27)												Accumulated other comprehensive income (loss)	(27)
Accumulated deficit	(26,357)												Retained earnings (loss)	(26,357)
Total equity	15,105	—	—	—	—	—	—	—	—	—	—	—	Total equity	15,105
Total liabilities and equities	$50,440	$—	$—	$99	$—	$—	$—	$—	$—	$—	$—	$—	Total equity and liabilities	$50,539

(b1) Reclassification of cash in Pay Pal accounts from other current assets to cash and cash equivalents.

(b2) Reclassification of revenue not yet invoiced from other current assets to trade receivables.

(b3) Reclassification of a Value Added Tax Receivable balance from other liabilities to other current assets.

(b4) Reclassification of lease deposits from other non-current assets to non-current financial assets.

(b5) Reclassification of corporate credit card debt from accounts payable and accruals to current financial liabilities.

(b6) Reclassification of other deposits to other current liabilities.

(b7) Reclassification of deferred revenue to other current liabilities.

(b8) Reclassification of employee related payables from accounts payable.

(b9) Reclassification of fixed assets to property, plant and equipment and intangible assets.

(b10) Reclassification of income tax liabilities from long term liabilities.

(b11) Reclassification of deferred rent to trade payables.

The following reclassifications were made to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016:

Year Ended December 31, 2015
HookLogic Financial Statement Presentation		Financial Statement Line Item Reclassifications		Criteo Financial Statement Presentation
		(b12)	(b13)
(in thousands)
Revenue	$64,418	$(406)		Revenue	$64,012

Cost of goods sold				Cost of revenue
Traffic acquisition costs	(38,976)			Traffic acquisition costs	(38,976)
Server and hosting expenses	(2,424)	406		Other cost of revenue	(2,018)
Total COGS	(41,400)	406	—	Total cost of revenue	(40,994)

Gross Profit	23,018	—	—	Gross profit	23,018

Selling, general & administration expenses				Operating expenses:
Salaries, benefits and taxes	(19,088)			Salaries, benefits and taxes	(19,088)
Travel and entertainment	(1,594)			Travel and entertainment	(1,594)
Rent and office expense	(1,361)			Rent and office expense	(1,361)
Outside services	(880)			Outside services	(880)
Marketing	(1,317)			Marketing	(1,317)
Other G&A expenses	(1,465)		105	Other G&A expenses	(1,360)
Total SG&A Expenses	(25,705)	—	105	Total operating expenses	(25,600)

Net income / (loss) from operations	(2,687)	—	105	Income from operations	(2,582)
Interest income (expense)	(223)			Financial income (expense)	(223)
Other gain / loss net	105		(105)
Income/ (loss)	(2,805)	—	—	Income before taxes	(2,805)
Provision for income taxes	—			Provision for income taxes	—
Net income (loss)	$(2,805)	$—	$—	Net Income	$(2,805)

(b12) Reclassification of payment processing fees which HookLogic classified as cost of goods sold.

(b13) Reclassification of other gain/loss which HookLogic did not include in income from operations whereas Criteo includes these in income (loss) from operations

In addition, HookLogic presents its operating expenses by expense type, whereas Criteo presents these by function (research and development (R&D), sales and operations (S&O) and general and administrative (G&A)). The following split has been performed for each expense type by function:

Year Ended December 31, 2015
HookLogic Financial Statement Presentation after Financial Statement Line Item Reclassifications		Criteo Financial Statement Presentation
		R&D	S&O	G&A
(in thousands)

Salaries, benefits and taxes	$(19,088)	$(9,525)	$(7,469)	$(2,094)
Travel and entertainment	(1,594)	(61)	(889)	(643)
Rent and office expenses	(1,361)	(673)	(581)	(107)
Outside services	(880)	(116)	(123)	(642)
Marketing	(1,317)	—	(1,083)	(234)
Other general and administrative expenses	(1,360)	(456)	(241)	(663)
Total Operating Expenses	$(25,600)	$(10,831)	$(10,386)	$(4,383)

Nine Months Ended September 30, 2016
HookLogic Financial Statement Presentation		Financial Statement Line Item Reclassifications			Criteo Financial Statement Presentation
		(b14)	(b15)	(b16)

Revenue	$58,706	$(363)			Revenue	$58,343

Cost of goods sold					Cost of revenue
Traffic acquisition costs	(39,604)				Traffic acquisition cost	(39,604)
Server and hosting expenses	(2,804)	363			Other cost of revenue	(2,441)
Total COGS	(42,408)	363	—	—	Total cost of revenue	(42,045)

Gross Profit	16,298	—	—	—	Gross profit	16,298

Selling, general & administration expenses					Operating expenses:
Salaries, benefits and taxes	(16,120)				Salaries, benefits and taxes	(16,120)
Travel and entertainment	(1,625)				Travel and entertainment	(1,625)
Rent and office expense	(1,129)				Rent and office expense	(1,129)
Outside services	(1,598)				Outside services	(1,598)
Marketing	(1,451)				Marketing	(1,451)
Other G&A expenses	(2,242)		630	(18)	Other G&A expenses	(1,630)
Total SG&A Expenses	(24,165)	—	630	(18)	Total operating expense	(23,553)

Net income / (loss) from operations	(7,867)	—	630	(18)	Income (loss) from Operations	(7,255)
Interest income (expense)	(203)		(630)		Financial income (expense)	(833)
Other gain / loss net	(18)			18
Income/ (loss)	(8,088)	—	—	—	Income before taxes	(8,088)
Provision for income taxes	—				Provision for income taxes	—
Net income (loss)	$(8,088)	$—	$—	$—	Net Income	$(8,088)

(b14) Reclassification of payment processing fees which HookLogic classified as cost of goods sold.

(b15) Reclassification of foreign exchange gain (loss) which HookLogic included in income (loss) from operations whereas Criteo classifies these as Financial income (expense).

(b16) Reclassification of other gain/loss which HookLogic did not include in income from operations whereas Criteo includes these in income (loss) from operations.

In addition, HookLogic presents its operating expenses by expense type, whereas Criteo presents these by function (research and development (R&D), sales and operations (S&O) and general and administrative (G&A)). The following split has been performed for each expense type by function:

Nine Months Ended September 30, 2016
HookLogic Financial Statement Presentation After Financial Statement Line Item Reclassifications		Criteo Financial Statement Presentation
		R&D	S&O	G&A
(in thousands)

Salaries, benefits and taxes	$(16,120)	$(5,855)	$(8,418)	$(1,847)
Travel and entertainment	(1,625)	(67)	(948)	(610)
Rent and office expense	(1,129)	(558)	(492)	(79)
Outside services	(1,598)	(824)	(203)	(571)
Marketing	(1,451)	—	(1,258)	(193)
Other general and administrative expenses	(1,630)	(704)	(207)	(719)
Total Operating Expenses	$(23,553)	$(8,008)	$(11,526)	$(4,019)

(c) Elimination of HookLogic's shareholders' equity

An adjustment to eliminate HookLogic's preferred stock of $40.1 million, common stock of $0.01 million, additional paid in capital of $1.4 million, accumulated other comprehensive loss of $(0.03) million and retained loss of $(26.4) million was recorded in the Unaudited Condensed Combined Pro Forma Balance Sheet as of September 30, 2016.

(d) Financing of the Acquisition

The Acquisition was financed by (i) $ 75.0 million drawn on the revolving credit facility ("RCF") entered into in September 2015 and (ii) $190.8 million of cash on hand. A pro forma adjustment to increase long-term debt and increase cash and cash equivalents by $75.0 million was recorded to reflect the financing of the Acquisition.

(e) Impact of acquisition-related costs

Balance Sheet

As of September 30, 2016, there were approximately $8.7 million in acquisition-related costs that were not yet accrued. As such, a pro forma adjustment has been recorded to increase other current liabilities and decrease retained earnings for $8.7 million.

Income Statement

For the nine months ended September 30, 2016, Criteo had recorded $1.7 million in acquisition related expenses. As such, a pro forma adjustment to the statement of operations has been recorded to reduce G&A expenses by $1.7 million.

(f) Financial income (expense)

In order to finance the Acquisition, Criteo drew $75.0 million on the RCF entered into in September 2015. The RCF bears interest at Euribor or the relevant LIBOR plus a margin (adjusted on the basis of the leverage ratio). The rate is adjusted at each three month period when the notes are rolled over.

Upon entering into the RCF, the Company paid approximately €1.9 million ($2.1 million) in debt issuance costs which are being amortized to financial income (expense) over the term of the agreement (5 years). A pro forma adjustment of $0.3 million has been booked for the twelve months ended December 31, 2015 in order to recognize nine additional months of amortization of the RCF as if it was entered into on January 1, 2015.

In addition, in 2015 and 2016, HookLogic was party to a loan agreement with Comerica Bank. This loan was repaid in full upon completion of the Acquisition. As such, a pro forma adjustment is required to reduce the interest expense related to this loan as if the Acquisition occurred on January 1, 2015.

The schedule below shows the impact of the pro forma adjustments on financial income (expense) for the year ended December 31, 2015 and the nine months ended September 30, 2016:

	December 31, 2015	September 30, 2016
	(in thousands)
Interest Expense - $75 million RCF	$(1,299)	$(974)
Amortization of debt issuance costs	(312)	—
Elimination of HookLogic interest expense	245	228
Total	$(1,366)	$(746)

For each 1/8% deviation in the current LIBOR interest rate, interest expense would increase or decrease, as applicable, by approximately $0.1 million and $0.1 million for the year ended December 31, 2015 and the nine months ended September 31, 2016, respectively.

(g) Elimination of HookLogic's debt with Comerica bank

As of September 30, 2016, HookLogic had $7.7 million outstanding in debt with Comerica bank. This debt was fully extinguished following closing of the Acquisition. As such, a pro forma adjustment has been recorded to reduce the balance of the current and long-term portion of debt as well as cash.

(h) Elimination of intercompany balances

A pro forma adjustment was required to eliminate the revenue and expenses generated between Criteo and HookLogic from the Unaudited Pro Forma Combined Statement of Operations. For the year ended December 31, 2015 and the nine months ended September 30, 2016, $0.7 million and $0.2 million, respectively, were eliminated from Revenue and $(0.7) million and $(0.2) million, respectively, were eliminated from S&O expenses.

As of September 30, 2016, trade receivable and trade payable amounts between the two companies were immaterial. As such, no pro forma adjustment has been made in the Unaudited Pro Forma Combined Balance Sheet.

(i) Share-based compensation expense

Upon closing of the Acquisition, Criteo's Board of Director's approved the grant of 681,338 restricted share units ("RSUs") to HookLogic employees. A pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 is required to recognize this expense as if the Acquisition had occurred and the RSUs had been granted as of January 1, 2015.

The following table depicts the total pro forma adjustment required for the year ended December 31, 2015 and the nine months ended September 30, 2016 relating to share-based compensation expense and the related social charges for these RSUs.

	December 31, 2015	September 30, 2016
	(in thousands)
Share-based compensation expense and social charges due to newly granted Criteo RSUs
R&D	$(2,505)	$(1,879)
S&O	(10,213)	(7,659)
G&A	(78)	(59)
Total	$(12,796)	$(9,597)

(j) Deferred taxes
As of September 30, 2016, HookLogic had a full valuation allowance against tax losses carryforwards resulting in no deferred tax assets recognized. The Company is currently performing an analysis of the tax consequences of the Acquisition, including limitation analysis in the United States under Section 382 of the Internal Revenue Code. As such, a pro forma adjustment has not been recorded to recognize any additional deferred tax assets as of September 30, 2016.

(k) Tax Provision

The estimated impact on the tax provision of the above pro forma adjustments is $0.2 million and $(0.2) million for the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively. The tax rates used are the rates in effect in the related jurisdiction during the respective periods.

(l) Earnings per Share

The pro forma combined basic earnings per share for the year ended December 31, 2015 and the nine months ended September 30, 2016 is calculated as follows:

	December 31, 2015	September 30, 2016
	(in thousands, except share and per share data)

Combined pro forma net income attributable to shareholders of Criteo S.A.	$45,625	$34,102
Weighted average number of shares outstanding	61,835,499	63,163,922
Basic earnings per share	$0.74	$0.54

As discussed in note (i) Share-Based Compensation Expense, upon closing of the Acquisition, the Board of Directors of Criteo granted HookLogic employees 681,338 RSUs. For the year ended December 31, 2015 and the nine months ended September 30, 2016, this award resulted in an increase of dilutive securities to the diluted weighted average shares outstanding calculation of 143,172 and 363,349, respectively. The pro forma combined diluted earnings per share for the year ended December 31, 2015 and the nine months ended September 30, 2016 is calculated as follows:

	December 31, 2015	September 30, 2016
	(in thousands, except share and per share data)

Combined pro forma net income attributable to shareholders of Criteo S.A.	$45,625	$34,102
Weighted average number of shares outstanding of Criteo S.A.	61,835,499	63,163,922
Dilutive effect of :
Share awards	—	152,317
Pro forma share awards issued to HookLogic employees	143,172	363,349
Share options and employee warrants ("BSPCEs")	3,133,549	2,030,088
Non-employees warrants ("BSAs")	127,438	83,430
Weighted average number of shares outstanding used to determine diluted earnings per share	65,239,658	65,793,106
Diluted earnings per share	$0.70	$0.52